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                                                                   EXHIBIT 99.15

FOR IMMEDIATE RELEASE



FOR IMMEDIATE RELEASE


CONTACTS: Tom Barrows                            Michael Irving
          Investor Relations                     Investor Relations
          Pacific Aerospace & Electronics        Madison & Wall Worldwide
          (509) 667-9600                         (407) 682-2001

PACIFIC AEROSPACE & ELECTRONICS, INC. CLOSES $13.8 MILLION FINANCING

WENATCHEE, WA - MARCH 5, 2001 - Pacific Aerospace & Electronics, Inc. (Nasdaq:
PCTH), a diversified manufacturing company specializing in metal and ceramic components and assemblies, announced today that it has closed a loan of $13.8 million from an institutional lender. The Company used approximately $9.5 million of the proceeds to repay its existing revolving line of credit in the U.S. and to pay an interest payment on its outstanding senior subordinated notes that was due on February 1, 2001. The remainder of the proceeds will be used to replace the Company's line of credit in the U.K. with proceeds from the loan, to pay transaction costs, and to provide working capital.

"We are pleased to close this financing transaction. It has allowed us to replace our lines of credit and to bring the interest payments on our senior subordinated notes current before an event of default occurred," said Don Wright, President and CEO of the Company. "We continue to anticipate that this loan will help us bridge the gap while we proceed with our efforts to sell Aeromet International."

Under the terms of the loan, the Company borrowed approximately $13.8 million from the lender, with a term of two years. The loan bears interest at 18% per annum, payable quarterly. The Company has the option to defer and accrue a portion of the interest, up to 5% per annum, for up to a year at the time of any interest payment. The loan is secured by the assets of the Company and its U.S. subsidiaries. The Company may repay the notes at any time without a penalty, and the Company will be required to repay $7.5 million of the notes upon the sale of Aeromet International. The Company also issued to the lender warrants to purchase 4,036,978 shares of the Company's common stock at $.001 per share. The Company is required to file a registration statement to register the resale of the shares issuable upon exercise of the warrants. Upon effectiveness of the registration statement and exercise of the warrants, the lender will be able to make public resales of those shares.

Pacific Aerospace & Electronics, Inc. is an international engineering and manufacturing company specializing in technically demanding component designs and assemblies for global leaders in the aerospace, defense, electronics, medical, telecommunications, energy and transportation industries. The Company utilizes specialized manufacturing techniques, advanced materials science, process engineering and proprietary technologies and processes to its competitive advantage. Pacific Aerospace & Electronics, Inc. has approximately 1,000 employees worldwide and is organized into three operational groups -- U.S. Aerospace, U.S. Electronics and European Aerospace. More information may be obtained by contacting the company directly or by visiting its Web site at www.pcth.com.
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Forward-looking statements in this release concerning trends or anticipated results are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those stated or implied in the forward-looking statements. The forward-looking statements in this release are not guarantees of future performance and are subject to risks and uncertainties related to the Company's operations and its ability to obtain sufficient cash if and when needed. These risks and uncertainties include, but are not limited to, competitive factors (including the possibility of increased competition or technological development, competitors, and price pressures); legal factors (such as limited protection of the Company's proprietary technology and changes in government regulation); financial factors (such as the Company's significant debt load); and the Company's dependence on key personnel and significant customers. More information about potential factors that could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements.

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